UNITED STATES BANKRUPTCY COURT
                          EASTERN DISTRICT OF WISCONSIN



In re:                             Case No. 93-26733-JES*

VALUE MERCHANTS, INC.,             Chapter 11

           Debtor.


In re:                             Case No. 93-26734-JES*

EVERYTHING'S A DOLLAR, INC.,       Chapter 11

           Debtor.


                       ORDER CONVERTING CASES TO CHAPTER 7

          Upon the Motion of the Office of the U.S. Trustee, and for the reasons stated upon the record at the conclusion of hearing on said motion on April 26, 1996, said Findings of Fact and Conclusions of Law being incorporated herein by reference, and for reasons stated upon the record at the conclusion of further hearing on Joint Emergency Motion of Debtors to Reconsider Order Converting Cases or, Alternatively, to Delay Entry of Order, Appoint an Examiner with Expanded Powers or Appoint a Chapter 11 Trustee, held April 29, 1996;
          IT IS HEREBY ORDERED that the above-captioned cases are converted to cases under Chapter 7 of the Code effective 9:00 a.m. May 2, 1996.
          IT IS FURTHER ORDERED that the Trustee is authorized to operate the business pursuant to the provisions of Title 11 U.S.C. Section 721 and said trustee is further ordered to operate said stores presently being liquidated pursuant to Court Order by the Nassi Group. In the event that the trustee believes that he cannot comply with said agreement and Court order, the trustee shall immediately request appropriate relief from the Court.
          IT IS FURTHER ORDERED that Ronald Skelton is designated as the person required to perform the duties of the Debtors required by Fed. R. Bankr. P. 1019 and to appear at any Section 341 Meeting herein to give testimony concerning the schedules and Statement of Financial Affairs.
          Dated this 2nd day of May, 1996.



                                   /s/ James E. Shapiro
                                   Honorable James E. Shapiro
                                   U.S. Bankruptcy Judge